Exhibit 10.1
EXECUTION COPY
SECURITYHOLDERS AND
REGISTRATION RIGHTS AGREEMENT
BETWEEN
DORAL HOLDINGS DELAWARE, LLC
AND
DORAL FINANCIAL CORPORATION
Dated as of July 19, 2007

- i -

Index of Principal Terms

Defined Term	Page(s)
Action	1
Adverse Disclosure	1
Affiliate	2
Agreement	2
Beneficial Ownership	2
Beneficially Own	2
Board	2
Business Day	2
By-Laws	2
Capital Stock	2
Closing	1
Common Stock	1
Company	1
Company Indemnitees	23
Company Process Agent	30
control	2
controlled by	2
Demand Notice	12
Demand Registration	12
Demand Suspension	13
Director	2
Exchange Act	2
Fair Market Value	2
Going Private Transaction	3
Governmental Entity	3
Group	3
Holder Indemnitees	22
Holders	3
Holders’ Representative	3
Holdings	1
Holdings Director	3
Holdings Related Parties	28
indemnified party	23
indemnifying party	23
Inspectors	20
Law	3
Losses	22
Other Securities	3
Ownership Percentage	4
Person	4
Piggyback Notice	14
Piggyback Registration	14
Plan Asset Regulations	4
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Defined Term	Page(s)
PRGCL	27
Pro Rata Amount	4
Prospectus	4
Purchased Stock	1
Qualifying Transaction	4
Records	21
Registrable Securities	4
Registration Statement	5
Rule 144	5
SEC	5
Securities Act	5
Selling Holder	5
Shelf Demand	12
Shelf Period	5
Shelf Registration Statement	5
Shelf Take-Down Notice	15
Shelf Underwritten Offering	15
SPA	1
Stock Purchase	1
Subsidiary	5
Total Voting Power	6
Transfer	6
Transferee	6
Unaffiliated Stockholder Approval	6
under common control with	2
Voting Securities	6
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SECURITYHOLDERS AND
REGISTRATION RIGHTS AGREEMENT
     SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT dated as of July 19, 2007, by and between Doral Holdings Delaware, LLC, a Delaware limited liability company (“Holdings”) and Doral Financial Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”).
     WHEREAS, the Company and Holdings (and, to the extent provided therein, Doral Holdings, L.P.) have entered into a Stock Purchase Agreement, dated as of May 16, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “SPA”), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to Holdings and Holdings has agreed to purchase from the Company (the “Stock Purchase”) 968,253,968 shares (subject to adjustment as provided therein, the “Purchased Stock”) of common stock, par value (upon the Closing) $0.01 per share of the Company (the “Common Stock”);
     WHEREAS, upon the closing of the Stock Purchase (the “Closing”), Holdings will Beneficially Own (as defined herein), directly and/or through its Subsidiaries (as defined herein), approximately 90% of the issued and outstanding Common Stock; and
     WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the Common Stock to be Beneficially Owned by Holdings following the Closing, as well as restrictions on certain activities in respect of the Common Stock, corporate governance and other related corporate matters.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meaning described thereto in the SPA. As used herein, the following terms shall have the following meanings:
     “Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.
     “Adverse Disclosure” means the disclosure of any material transaction that (x) has not been, and is not otherwise required to be, disclosed to the public, and (y) the premature disclosure of which would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company.

     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so associated to the specified Person.
     “Agreement” means this Securityholders and Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time.
     “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will Holdings be deemed to Beneficially Own any securities which it has the right to acquire pursuant to this Agreement unless, and then only to the extent that, Holdings shall have actually exercised such right. The term “Beneficially Own” shall have a correlative meaning.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or San Juan, Puerto Rico are required or authorized to close.
     “By-Laws” means the By-Laws of the Company, as amended or supplemented from time to time.
     “Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.
     “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
     “Director” means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.
     “Fair Market Value” means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm’s length negotiated transaction without time constraints. With respect to any securities that are traded on a national securities exchange, Fair Market Value shall mean (i) the arithmetic average of the closing prices of such securities on their principal market for the 10 consecutive trading days immediately preceding the applicable date of determination or (ii) if a determination of value by an investment banking firm is requested by either a majority of the Directors that are disinterested in the applicable transaction or Holdings, the lesser of (x) the value determined pursuant to clause (i) above and (y) the value determined by an investment banking firm of nationally recognized standing selected by a majority of the Directors that are disinterested in the applicable transaction and that is, in the reasonable judgment of a majority of such Directors, independent of the Company and Holdings. The Fair Market Value of any property or assets, other than securities described in the preceding sentence, with an estimated value of less than $5 million shall be determined by the Board (acting through a majority of the Directors that are disinterested in the applicable transaction) in its good faith judgment. The Fair Market Value of all other property or assets not otherwise addressed by the preceding sentences shall be determined by an investment banking firm of nationally recognized standing selected by a majority of the Directors that are disinterested in the applicable transaction and that is, in the reasonable judgment of a majority of such Directors, independent of the Company and Holdings. The fees and expenses of any investment bank retained in accordance with the provisions of this definition shall be paid by the Company. If at any time there are no disinterested directors, any determination that would otherwise be made pursuant to this paragraph by a majority of the disinterested directors shall be made by a majority of the entire Board of Directors).
     “Going Private Transaction” means any transaction that would constitute a “Rule 13e-3 transaction” under paragraph (a)(3) of Rule 13e-3 promulgated under the Exchange Act as in effect on the date of this Agreement.
     “Governmental Entity” means any court, administrative agency or commission or other federal, state, local (which, for all purposes of this Agreement, shall include the Commonwealth of Puerto Rico and any subdivision thereof) or foreign governmental authority or instrumentality or self-regulatory organization.
     “Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act.
     “Holders” means Holdings and any Transferee of Registrable Securities.
     “Holders’ Representative” means Holdings or any or any other Holder designated by Holdings as a Holders’ Representative.
     “Holdings Director” means any Director designated for nomination by Holdings and elected or appointed as a Director; provided that the individual then serving (or serving at the time of such nomination) as chief executive officer of the Company shall in no event be considered a Holdings Director.
     “Law” means any applicable statute, law, code, ordinance, rule, regulation or listing requirement of any Governmental Entity.
     “Other Securities” means shares of Common Stock or shares of other Capital Stock which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by Section 4.2.

     “Ownership Percentage” means, at any time, the quotient, expressed as a percentage, of (i) the Total Voting Power of all Voting Securities Beneficially Owned by Holdings divided by (ii) the Total Voting Power of all Voting Securities then outstanding.
     “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.
     “Pro Rata Amount” means, as of any date, the number of shares of Common Stock equal to the product of (i) the total number of shares of Common Stock Beneficially Owned by all holders of shares of Common Stock other than Holdings and (ii) the fraction determined by dividing (A) the total number of shares of Common Stock proposed to be Transferred by Holdings pursuant to the applicable transaction (or if the applicable transaction involves the indirect Transfer of shares of Common Stock by means of a Transfer of interests in another Person, the number of shares of Common Stock equal to the product of (x) the total number of shares of Common Stock Beneficially Owned by such Person and (y) the percentage of the total equity interests of such Person proposed to be Transferred pursuant to such transaction) by (B) the total number of shares of Common Stock Beneficially Owned by Holdings.
     “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities (and if applicable, Other Securities) covered by such Registration Statement, any free writing prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
     “Qualifying Transaction” means a securities purchase, tender offer, exchange offer, merger or other business combination transaction involving the acquisition of or offer to acquire, in addition to the securities proposed to be Transferred pursuant to such transaction, shares of Common Stock representing at least the Pro Rata Amount (calculated as of the date that is 3 Business Days prior to execution of the definitive agreement relating to such transaction or, if no such agreement exists, the date that is 3 Business Days prior to consummation of the applicable Transfer) and made proportionately to all holders of Common Stock other than Holdings and at the same price per share of Common Stock that is received by Holdings (or, if the applicable transaction involves the Transfer of interests in another Person, the implied price per share of Common Stock received by the applicable transferor, taking into account the capital structure and other assets and liabilities of the Person the interests of which are the subject of such Transfer).
     “Registrable Securities” means, with respect to the Holders, (i) shares of Common Stock, including shares issued or issuable upon the conversion, exchange or exercise of any security convertible into or exchangeable or exercisable for shares of Common Stock, (ii) any Capital Stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and (iii) any other shares or securities issued to the Holders in respect of such Common Stock (or such shares or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 or (iii) they shall have ceased to be outstanding.
     “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities (and, if applicable, Other Securities) pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Rule 144” means Rule 144 under the Securities Act.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.
     “Selling Holder” means each Holder of Registrable Securities included in a registration pursuant to Article IV.
     “Shelf Period” means, with respect to any Shelf Registration Statement, a period of 12 months from the date of effectiveness of such Shelf Registration Statement plus the period of time, if any, during which use of such Shelf Registration Statement has been postponed or suspended pursuant to Section 4.1(e) and/or Section 4.5 or such shorter period in which all Registrable Securities included in such Shelf Registration Statement have actually been sold.
     “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities.
     “Subsidiary” means, with respect to any Person, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such Person, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.
     “Total Voting Power” means the total number of votes entitled to be cast by the holders of the outstanding Common Stock and any other securities entitled, in the ordinary course, to vote generally in the election of Directors and not solely upon the occurrence and/or during the continuation of certain specified events.
     “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.
     “Transferee” means any of (i) the transferee of all or any portion of the Registrable Securities held by Holdings or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.
     “Unaffiliated Stockholder Approval” means approval by the holders of (or, in the case of a tender or exchange offer, the tender of) a majority of the outstanding shares of Common Stock not Beneficially Owned by Holdings.
     “Voting Securities” means at any time shares of any class of Capital Stock or other securities of the Company, which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and/or during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock.
          Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II
SHARE OWNERSHIP AND TRANSFER
          Section 2.1. Going Private Transactions. Neither Holdings nor any of its Affiliates shall consummate a Going Private Transaction unless the Directors who are disinterested in such transaction (if any) shall have been authorized, at the Company’s expense, to retain independent financial and legal advisors, and either:
          (a) a majority of the Directors who are disinterested in such transaction approve the Going Private Transaction; or
          (b) the Going Private Transaction receives Unaffiliated Stockholder Approval.
          Section 2.2. Stock Purchase Rights. So long as Holdings Beneficially Owns Voting Securities representing at least 25% of the Total Voting Power, if the Company at any time shall propose to issue any shares of Common Stock (whether for financings, acquisitions or otherwise but excluding such issuances pursuant to the exercise of employee stock options, stock appreciation rights or similar instruments of the type covered by Section 2.3), Holdings shall have the option to purchase for cash directly from the Company up to a sufficient number of shares of Common Stock at the same purchase price (including any assumed indebtedness which is part of the purchase price and valuing any non-cash consideration at its Fair Market Value) as the price for the additional shares of Common Stock to be issued so that, after the issuance, Holdings would Beneficially Own the same Ownership Percentage as was Beneficially Owned by Holdings immediately prior to the issuance of such additional shares of Common Stock. The Company shall provide such information, to the extent available, relating to any non-cash consideration as Holdings may reasonably request in order to evaluate any non-cash consideration paid in respect of any such issuance.
          (b) So long as Holdings Beneficially Owns Voting Securities representing at least 25% of the Total Voting Power, in the event that the Company shall propose to issue options (other than employee stock options, stock appreciation rights or similar instruments of the type covered by Section 2.3) or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable or exercisable for, shares of Common Stock, the Company shall offer Holdings the opportunity to purchase for cash up to its Ownership Percentage, as of the time of such issuance, of such options, warrants or convertible debt or equity securities at the same purchase price as is offered to the other purchasers thereof. To the extent that Holdings elects to purchase such options, warrants or convertible debt or equity securities, Holdings shall not have the right to purchase pursuant to paragraph (a) above the corresponding number of shares of Common Stock underlying such options, warrants or convertible debt or equity securities in connection with the issuance of such underlying shares of Common Stock.
          (c) The Company shall provide Holdings with at least 20 days prior written notice of any proposed issuance subject to this Section 2.2, and Holdings may exercise its rights under this Section 2.2 by providing written notice to the Company within 15 days after receiving such written notice from the Company (or, if later, 15 days after the receipt by Holdings of notice of the determination of the applicable Fair Market Value in accordance with this Agreement). In the event that, in connection with any proposed issuance by the Company, Holdings gives notice of its intent to exercise its option under this Section 2.2, and it has not purchased the applicable shares of Common Stock, options, warrants or convertible debt or equity securities concurrently with the related issuance of such securities by the Company for reasons not relating primarily to actions or omissions of the Company, Holdings shall be deemed to have waived its rights to purchase such securities under this Section 2.2 with respect to such proposed issuance (but such waiver shall not affect its rights under this Section 2.2 with respect to any future issuance of securities by the Company).
          Section 2.3. Company Share Repurchases. So long as Holdings Beneficially Owns Voting Securities representing less than 60%, but at least 25%, of the Total Voting Power, if the Company shall issue shares of Common Stock (i) upon exercise of any option, warrant, stock appreciation right or other similar instrument granted to its directors, officers, employees, consultants or others, or (ii) in the form of restricted shares or similar instruments, in either case pursuant to any compensation, retention, incentive or similar program or arrangement in effect from time to time, then the Company shall give notice of such issuance to Holdings and shall, at the request of Holdings, unless prohibited by Law, use its reasonable best efforts to repurchase a corresponding number of shares of Common Stock in the open market within 120 days after any such issuance so that the net total number of outstanding shares of Common Stock are not increased by such issuance, provided that the Company shall have no repurchase obligation under this Section 2.3 in the event that the issuances of shares subject hereto, together with any prior issuances contemplated by this Section 2.3 with respect to which the Company has not yet effected repurchases hereunder, do not exceed 2.5% of the outstanding Common Stock in the aggregate. The Company’s obligation under this Section 2.3 shall be subject to the receipt of any required regulatory approval, and in the event of any such requirement the 120-day period referred to above shall not commence until the receipt of such regulatory approval. In the event that the Company is unable to complete the repurchases contemplated hereby within the 120-day period, the Company shall use its reasonable best efforts to complete such repurchases as promptly as practicable thereafter. The Company shall also be permitted to meet its obligations hereunder by means of an ongoing regular stock repurchase plan, in which case offsetting repurchases may occur prior to the related issuance of Common Stock hereunder.
          Section 2.4. Limitation on Transfer of Majority Interest. So long as Holdings Beneficially Owns Voting Securities representing a majority of the Total Voting Power, Holdings may not Transfer to any Person in one transaction or series of related transactions shares of Common Stock representing more than 50% of the outstanding Common Stock, and Doral Holdings, L.P. or its limited partners may not directly or indirectly Transfer to any Person in one transaction or a series of related transactions interests representing more than 50% of the total equity of Holdings, in either case unless such Transfer is a Qualifying Transaction; provided, however, that the provisions of this Section 2.4 shall not apply to a Transfer (i) to one or more Affiliates of Holdings who agree in writing to be bound by this provision with respect to future Transfers that are subject to this provision, (ii) to one or more Affiliates of Holdings on a substantially pro rata basis or (iii) on a pro rata basis by Doral Holdings, L.P. (or any successor) to its limited partners other than, in the case of clause (iii), such a Transfer the purpose of which is to effect a subsequent Transfer in avoidance of this provision.

ARTICLE III
CORPORATE GOVERNANCE
          Section 3.1. (a)(i) Composition of the Board. Immediately following the Closing, the authorized number of Directors comprising the Board shall be eleven, comprised of the individuals specified as provided in Section 5.12 of the SPA. Effective as of the Closing and for so long as Holdings Beneficially Owns Voting Securities representing a majority of the Total Voting Power, Holdings shall be entitled, but not required, to designate all nominees for election as Directors (other than any Directors entitled to be designated by the holders of any then-outstanding Preferred Stock of the Company); provided that (x) such nominees satisfy any applicable requirements of Law and (y) Holdings shall cause one of such nominees to be the individual then serving as the chief executive officer of the Company, unless such individual has otherwise been so nominated. Any director not so designated for nomination by Holdings shall be nominated in accordance with the certificate of incorporation and bylaws of the Company.
(ii) At any time and from time to time when Holdings Beneficially Owns Voting Securities representing a majority of the Total Voting Power, Holdings may propose that the Board be expanded to provide for the addition of such number of directors designated by Holdings as Holdings shall elect, and the Board, subject to the provisions of the certificate of incorporation and bylaws of the Company and applicable Law, shall so expand the size of the Board and elect such additional designees of Holdings to fill such newly created vacancies.
          (b) (i) So long as Holdings Beneficially Owns Voting Securities representing more than 4.99%, but less than a majority, of the Total Voting Power, in connection with any election of Directors of the Company, Holdings shall have the right to designate for nomination, and, subject to applicable Law, the Company shall cause the nomination of, (x) if Holdings Beneficially Owns Voting Securities representing less than 10% of the Total Voting Power, one Director and (y) if Holdings Beneficially Owns Voting Securities representing 10% or more of the Total Voting Power, such number of directors of the Company such that after such election (assuming all such Holdings designees are elected to the Board), the number of Holdings Directors will be equal to the product of (1) the Total Voting Power of the Company Beneficially Owned by Holdings multiplied by (2) the total number of Directors constituting the whole Board, rounded up to the nearest whole number.
     (ii) At any time and from time to time when Holdings Beneficially Owns Voting Securities representing less than a majority of the Total Voting Power and Holdings has not designated the full number of directors to which it is entitled pursuant to this Section 3.1(b), (x) to the fullest extent permitted by applicable Law, the Company shall use its reasonable best efforts to solicit from its stockholders proxies in order to effectuate, if necessary, any amendment of its certificate of incorporation and/or bylaws to ensure that there are a sufficient number of authorized Directors permitted under its certificate of incorporation and bylaws to allow Holdings to designate the full number of Directors to which it is entitled pursuant to this Section 3.1(b) and (y) Holdings may propose that the Board be expanded to provide for the addition of up to the maximum incremental number of Directors designated by Holdings to which Holdings is entitled pursuant to this Section 3.1(b), taking into account such expansion of the Board, and subject to the provisions of the certificate of incorporation and bylaws of the Company and applicable Law, the Board shall so expand the size of the Board and elect such additional designees of Holdings to fill such newly created vacancies.
     (iii) If at any time the total number of Directors of the Company is increased or decreased, the number of Directors that Holdings shall have the right to designate for nomination pursuant to this Section 3.1(b), shall be increased or decreased so that the number of Holdings Directors is not less than the number of Directors which Holdings is then entitled to designate for nomination in accordance with the provisions of this Section 3.1(b) (calculated as of the date of such increase or decrease) taking into account the adjusted total number of Directors. In such event, subject to Section 3.1(e), the Company shall take all steps necessary to effectuate this increase or decrease of Holdings Directors as promptly as reasonably possible.
          (c) If a vacancy occurs or exists on the Board at any time, including but not limited to a vacancy because of the death, disability, retirement, resignation or removal of any Director for cause or otherwise, and the vacant position was held by a Holdings Director, and Holdings is otherwise entitled pursuant to this Section 3.1 to designate an individual to fill such directorship, then Holdings shall have the sole right to designate an individual to fill such vacancy, and, subject to the fiduciary duties of the Directors, the Board shall elect such nominee to fill such vacancy.
          (d) To the fullest extent permitted by Law, the Company shall use its reasonable best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated by Holdings in accordance with this Section 3.1.
          (e) Except as otherwise provided in this Section 3.1, the number of Holdings Directors entitled to be designated pursuant to this Section 3.1 shall be determined as of the date which is 60 days prior to the date of the anniversary of the immediately preceding annual meeting of the Company’s stockholders. Any reduction in the number of Holdings Directors entitled to be designated for nomination shall not result in the requirement that any Director tender his resignation at any time prior to the following annual meeting of the Company’s stockholders.
          Section 3.2. Committees. For so long as Holdings Beneficially Owns Voting Securities representing at least 15% of the Total Voting Power, the Company shall cause Holdings Directors specified by Holdings (provided that such specified Holdings Directors satisfy all requirements of Law for membership on such committee) to be designated as members of each committee of the Board so that after such appointment(s), the ratio of Holdings Directors who are members of such committee to the total number of members of such committee is not less than the ratio of the number of Directors then entitled to be designated by Holdings pursuant to Section 3.1 to the total number of Directors comprising the entire Board, and in any event at least one Holdings Director shall be appointed to each such committee.

          Section 3.3. Comparable Rights at Significant Subsidiaries. Subject to applicable Law, the provisions of Sections 3.1 and 3.2 shall apply, mutatis mutandis, to Holdings’ right to designate directors and committee members of each of the Company’s Significant Subsidiaries (as defined in Rule 1.02 of Regulation S-X promulgated by the SEC).
          Section 3.4. No Voting Limitations. Nothing contained in this Agreement shall limit or restrict Holdings from voting or otherwise exercising its rights with respect to the shares of Capital Stock of the Company held by it, including acting by written consent, to the fullest extent permitted under the Company’s certificate of incorporation and bylaws and applicable Law.
          Section 3.5. Certificate of Incorporation and Bylaws to be Consistent. The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that at all times the certificate of incorporation and the bylaws of the Company contain provisions consistent with the terms of this Agreement and none of the certificate of incorporation or the bylaws of the Company or any of the corresponding constituent documents of the Company’s Subsidiaries contain any provisions inconsistent therewith or which would in any way nullify or impair the terms of this Agreement or the rights and obligations of the Company or Holdings hereunder. None of the Company, the Board, any committee thereof or Holdings shall take or cause to be taken any action inconsistent with the terms of this Agreement or Holdings’ or the Company’s rights and obligations hereunder. Without limiting the generality of the foregoing, any stockholders’ rights plan or other anti-takeover measure adopted by the Company shall exclude Holdings and its Affiliates from its operation in all respects, and shall not impair in any respect the rights of Holdings or any of its Affiliates hereunder.
          Section 3.6. Holdings Information Rights. (a) The Company shall provide Holdings, on an ongoing and current basis, such access to and information with respect to the Company’s business, operations, plans and prospects as Holdings may from time to time reasonably determine it requires in order to appropriately manage and evaluate its investment in the Company.
          (b) Without limiting the generality of the foregoing, as soon as reasonably practicable following the end of each fiscal quarter and fiscal year of the Company, the Company shall furnish to Holdings the consolidated and consolidating financial statements of the Company (including providing draft statements as such statements become available and, with respect to fiscal years, audit reports as such reports become available), together with such supporting detailed information as Holdings may reasonably request to enable it to prepare its own consolidated financial statements. In addition, the Company shall furnish to Holdings, promptly after the end of each calendar month, copies of internal management financial reports regarding the Company’s financial results and operations, containing such information as Holdings may reasonably request from time to time.
          (c) Subject to applicable Law, for so long as Holdings Beneficially Owns Voting Securities representing less than a majority of the Total Voting Power, Holdings shall keep confidential all information and documents obtained pursuant to this Section 3.6 unless such information (i) at the time of disclosure or thereafter is generally known by or available to the public (other than as a result of disclosure by Holdings in violation of this Section 3.6(c)); (ii)

was or becomes available to Holdings on a non-confidential basis from a Person not otherwise known to Holdings to be bound by a confidentiality agreement with the Company or prohibited from transmitting the information to Holdings by a contractual, legal or fiduciary obligation owed to the Company, (iii) was available to Holdings prior to its disclosure by or on behalf of the Company or (iv) has been or is independently conceived or discovered by Holdings.
ARTICLE IV
REGISTRATION RIGHTS
          Section 4.1. Demand Registrations. (a) At any time after the six-month anniversary of the consummation of the Stock Purchase pursuant to the SPA, the Holders’ Representative shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Holders and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Holders’ Representative (x) relates to at securities representing at least 5% of the then-outstanding shares of Common Stock or (y) is reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 30 days (or, if the Company is not then eligible to use Form S-3, 90 days) after receipt by the Company of such Demand Notice (subject to paragraph (e) of this Section 4.1), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (to the extent not prohibited by applicable Law) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof; provided that if such Demand Notice relates to a Shelf Demand, the provisions of paragraph (b) of this Section 4.1 shall apply.
          (b) The Holders’ Representative shall have the right to elect in the Demand Notice for any Demand Registration to be made pursuant to a Shelf Registration Statement, if the Company is then eligible to file a Shelf Registration Statement (a “Shelf Demand”), in which event the Company shall file with the SEC, as promptly as reasonably practicable, but not later than 30 days after receipt by the Company of such Demand Notice (subject to paragraph (e) of this Section 4.1), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders (to the extent not prohibited by applicable Law) and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.
          (c) If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:
     (i) first, the Registrable Securities for which inclusion in such Demand Registration was requested by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and
     (ii) second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.
          (d) In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement:
     (i) if a Shelf Registration Statement, for the Shelf Period; and
     (ii) if a Registration Statement other than a Shelf Registration Statement, for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.
          (e) The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing or initial effectiveness of a Registration Statement, or suspend the use of a Shelf Registration Statement (a “Demand Suspension”), if the Company delivers to the Holders’ Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the board of directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or would require the Company to make an Adverse Disclosure. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay. In the case of any Demand Suspension relating to the suspension of an effective Shelf Registration Statement, (i) the Company shall, within the 60-day period specified above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that the Selling Holders may resume use thereof in accordance with applicable Law and (ii) the Selling Holders agree to suspend the use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of any such certificate imposing a Demand Suspension until the earlier of the termination of the 60-day period specified above and the date on which the Company complies with clause (i) of this sentence.
          (f) Holdings shall have the right to notify the Company that it has determined that the Registration Statement and/or Shelf Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement and/or Shelf Registration Statement.
          (g) The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of the previous Demand Registration or a previous registration under which Piggyback Registration was available pursuant to Section 4.2. In addition, the Company shall not be obligated to effect any Demand Registration if the Company has previously received a Demand Registration from another Holder or Holders, to which Demand Registration the Company is in the process of giving effect.
          Section 4.2. Piggyback Registrations. (a) Except with respect to a Demand Registration, the procedures for which are addressed in Section 4.1, if the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock, any other of its equity securities or securities convertible into or exchangeable or exercisable for any of its equity securities, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 20 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 4.2(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 2 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.
          (b) If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 4.2 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:
     (i) if such registration is being effected by the Company,
(A)	first, all Other Securities being sold by the Company;

(B)	second, all Registrable Securities requested to be included by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

(C)	third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities; and
     (ii) if such registration is being effected by a Person other than the Company or the Holders,
(A)	first, all Registrable Securities requested to be included by the Holders in such registration, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by such Holder; and

(B)	second, among any holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.
          Section 4.3. Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 4.1 or Section 4.2 is effective, if the Holders’ Representative delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) or any other offering of such securities and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering or other offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders pursuant to this Section 4.3) or other offering. In connection with any Shelf Underwritten Offering:
          (a) the Holders’ Representative shall also deliver the Shelf Take-Down Notice to all other holders whose securities are included on such Shelf Registration Statement and permit each holder to include its Other Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other holder notifies the Holders’ Representative and the Company within 5 Business Days after delivery of the Shelf Take-Down Notice to such other holder; and
          (b) in the event that the managing underwriter(s) have informed the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Shelf Underwritten Offering, together with all Other Securities that the Company and any other Persons having rights to participate in such Shelf Underwritten Offering exceeds the total number or dollar amount of such securities that can be included in such Shelf Underwritten Offering without having an adverse effect on the price, timing or distribution of the securities proposed to be included in such Shelf Underwritten Offering, then there shall be included in such Shelf Underwritten Offering the number or dollar amount of such securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated (i) if the applicable Registration Statement was filed pursuant to Section 4.1, then in accordance with Section 4.1(c), and (ii) if the applicable Shelf Registration Statement was filed pursuant to Section 4.2, then in accordance with Section 4.2(b).
          Section 4.4. Lock-Up Agreements; Restrictions on the Company. Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article IV in which such Holder has elected to include Registrable Securities, or which underwritten offering is being effected by the Company for its own account, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during the period commencing 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made; provided, that the Holders shall only be so bound so long as and to the extent that any other stockholder having registration rights with respect to the securities of the Company and each director and executive officer of the Company is similarly bound.
          (b) In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article IV, the Company will not effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) for its own account (other than (x) a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (y) pursuant to such underwritten offering), during the period commencing 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made.

          Section 4.5. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article IV, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof (to the extent not prohibited by applicable Law), and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:
          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the Holders’ Representative, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law.
          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.
          (c) Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 4.5(o) below) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.
          (e) If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request.
          (f) Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.
          (g) Deliver to each Selling Holder, and each managing underwriter, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 4.5, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States and the Commonwealth of Puerto Rico as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.
          (i) Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 4 Business Days prior to any sale of Registrable Securities.
          (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities within the United States or the Commonwealth of Puerto Rico, except as may be required solely as a consequence of the nature of such Selling Holder’s business, in which case the Company will cooperate in all reasonable respects, at such Selling Holder’s expense, with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities.
          (k) Upon the occurrence of any event contemplated by Section 4.5(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.
          (m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

          (n) Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange on which similar securities issued by the Company are then listed.
          (o) Enter into customary agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, in order to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the Selling Holders of the Registrable Securities), addressed to each Selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each Selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 4.6 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.
          (p) Make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s) (collectively, “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement, provided that Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (a) the disclosure of such Records is necessary, in the judgment of the Company or the Holders’ Representative, to avoid or correct a misstatement or omission in the Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (c) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each Selling Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. In the event that the Company is unsuccessful in preventing the disclosure of such Records, such Selling Holder agrees that it shall furnish only such portion of those Records which it is advised by counsel is legally required and shall exercise all reasonable efforts, at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded to those Records.
          (q) In the case of an underwritten offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”) taking into account the Company’s business needs.
          (r) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.
          The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.
          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.5(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 4.1 and Section 4.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.
          Section 4.6. Indemnification.
     (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Selling Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, reasonable costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Action), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing prospectus related thereto) or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or of the Exchange Act in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to a Selling Holder or underwriter in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

          (b) Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers and directors of the Company, and each Person who controls the Company, and each underwriter, if any, and each Person who controls such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, however, that the liability of each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.
          (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.
          (d) Contribution. (i) If the indemnification provided for in this Section 4.6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 4.6(d), an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          Section 4.7. Rule 144; Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii)

any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
          Section 4.8. Underwritten Registrations. If any Demand Registration is an underwritten offering, the Holders’ Representative shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Company, not to be unreasonably withheld. The Company shall have the right to select the investment banker or investment bankers and managers to administer any incidental or piggyback registration.
          (b) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Person and provided further, that such Person’s liability in respect of such representations and warranties shall not exceed such Person’s net proceeds from the offering.
          Section 4.9. Registration Expenses. The Company shall pay all reasonable fees and expenses incident to the performance of or compliance with its obligations under this Article IV, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 4.5(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) reasonable fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, (vii) fees and disbursements of counsel for one law firm chosen by Selling Holders holding a majority of the Registrable Securities covered by the applicable Registration Statement, and (viii) other reasonable out-of-pocket expenses of Selling Holders. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the

Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.
          Section 4.10. Other Agreements. The Company covenants and agrees that, so long as Holdings holds any Registrable Securities in respect of which any registration rights provided for in this Article IV remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (a) rights of registration in the nature or substantially in the nature of those set forth in this Article IV that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (b) rights of registration in the nature or substantially in the nature of those set forth in this Article IV that would be pari passu with the Registrable Securities with respect to the inclusion of such securities in any registration, without the prior written consent of Holdings.
          Section 4.11. Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, in the event that the Company or any of its Subsidiaries holds Registrable Securities, such Registrable Securities shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
ARTICLE V
MISCELLANEOUS
          Section 5.1. Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.
          Section 5.2. Termination. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder shall terminate upon the earlier to occur of (i) completion of a Qualifying Transaction or of a Going Private Transaction effected in accordance with Section 2.1 and (ii) the first date on which Holdings no longer Beneficially Owns Voting Securities representing at least 5% of the Total Voting Power, provided, however, that the provisions of Articles I, IV and V shall continue in effect, with respect to any Holder, for so long as such Holder Beneficially Owns any Registrable Securities. Nothing in this Section 5.2 shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to the termination hereof.
          Section 5.3. Notice of Dilution; Certain Calculations. If at any time or from time to time the Company becomes aware of any event that has caused, or which could reasonably be expected to cause, Holdings’ Beneficial Ownership of Voting Securities to decrease below a majority of the Total Voting Power, such as receipt of an option holder’s notice to exercise such option(s), the Company shall promptly (but in no event more than 5 Business Days thereafter) notify Holdings thereof.
          (b) For purposes of this Agreement, all determinations of the amount of outstanding Voting Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the SEC, unless the Company shall have updated such information by delivery of written notice to Holdings.
          (c) For purposes of calculating the number of outstanding shares of Common Stock or Voting Securities and the number of shares of Common Stock or Voting Securities Beneficially Owned by Holdings as of any date, any shares of Common Stock or Voting Securities held in the Company’s treasury or belonging to any Subsidiaries of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 5.14(C) of the Puerto Rico General Corporations Law (or any successor statute (the “PRGCL”)) shall be disregarded.
          Section 5.4. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Holdings (or, in the case of an amendment of any provision of Article IV and any related definitions contained in Article I at any time when Holdings is not the sole Holder, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders under Article IV at any time when Holdings is not the sole Holder, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          Section 5.5. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
          Section 5.6. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the SPA, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
          Section 5.7. Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that Holdings may transfer its rights and obligations, in whole or in part, (i) to any of its Affiliates and (ii) under Article IV to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any assignment pursuant to clause (ii) of this Section 5.7 shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.
          Section 5.8. Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).
          Section 5.9. Remedies. Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
          (b) The Company agrees that no recourse under this Agreement or any of the transactions contemplated hereby shall be had against any (x) former, current or future director, officer, employee, partner (limited or general), member, manager, shareholder, Affiliate or controlling Person of Holdings or (y) former, current or future director, officer, employee, partner (limited or general), member, manager, shareholder, Affiliate or controlling Person of any partner (limited or general), member, manager, shareholder, Affiliate or controlling Person of Holdings (the persons referred to in clauses (x) and (y) being the “Holdings Related Parties”) whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Holdings Related Parties, as such, for any obligation of Holdings under this Agreement or any of the transactions contemplated hereby or for any claim based on, in respect of or by reason of such obligations or transactions.
          (c) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
          Section 5.10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:
Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920
Telephone: (787) 474-6381
Fax: (787) 474-6817

Attn:	Glen Wakeman Enrique Ubarri
with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, N.Y. 10006
Telephone: (212) 225-2000
Fax: (212) 225-3999

Attn:	Victor Lewkow Jaime El Koury Francisco Cestero
If to Holdings:
Doral Holdings Delaware, LLC
c/o Bear Stearns Merchant Banking
383 Madison Avenue
New York, NY 10179
Telephone: (212) 272-2000
Fax: (212) 881-9516

Attn:	David E. King Robert Juneja
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, N.Y. 10017
Telephone: (212) 455-2000
Fax: (212) 455-2502

Attn:	Lee Meyerson Ellen Patterson
and
Kirkland & Ellis LLP
153 East 53rd Street
New York, N.Y. 10022

Telephone: (212) 446-4800
Fax: (212) 446-4900
Attn: Michael T. Edsall
          Section 5.11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of New York, except to the extent required by mandatory provisions of the PRGCL.
          (b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no basis for federal jurisdiction exists, in which event each party hereto irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 5.11, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties hereto expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of New York and of the United States of America; provided, that consent by the parties hereto to jurisdiction and service contained in this Section 5.11 is solely for the purpose referred to in this Section 5.11 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.
          (c) The Company hereby irrevocably designates Doral Bank, FSB, located at 387 Park Avenue South, New York, New York 10016-8810, Attention: Paul Mak (in such capacity, the “Company Process Agent”) its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any action, suit or proceeding arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Company Process Agent; provided, that in the case of any such service upon the Company Process Agent, the party effecting such service shall also deliver a copy thereof to the Company in the manner provided in Section 5.10. In addition, each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 5.10, such service of process to be effective upon acknowledgment of receipt of such registered mail.

          (d) Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

          IN WITNESS WHEREOF, the parties hereto have executed this Securityholders and Registration Rights Agreement as of the date first written above.

DORAL FINANCIAL CORPORATION
By:	/s/ Glen R. Wakeman
	Name:	Glen R. Wakeman
	Title:	Chief Executive Officer

DORAL HOLDINGS DELAWARE, LLC
By:	/s/ David E. King
	Name:	David E. King
	Title:	Director

[Securityholders and Registration Rights Agreement Signature Page]

EXHIBIT A
JOINDER
          By execution of this Joinder, the undersigned agrees to become a party to Article IV (and any related provisions of Articles I and V) of that certain Securityholders and Registration Rights Agreement, dated as of July 19, 2007 (the “Agreement”), between Doral Financial Corporation and Doral Holdings Delaware, LLC. By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations of a Holder (as defined in the Agreement) contained in such specified provisions.

Name:

Address for Notices:	With Copies to:

Signature:

Date: